                                 EXHIBIT 23(b)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Members of GE-Harris Railway Electronics, L.L.C.

     We consent to the incorporation by reference in the following registration statements of Harris Corporation of our report dated February 10, 1999, with respect to the consolidated balance sheet of GE-Harris Railway Electronics, L.L.C. and subsidiaries as of December 31, 1998, and the related consolidated statements of operations and comprehensive income, members' equity and cash flows for the year then ended, which report appears in the June 29, 2001 Annual Report on Form 10-K/A of Harris Corporation.

Form S-8  No. 33-50169    Harris Corporation Retirement Plan
          and 333-75114
Form S-8  Nos. 33-37969;  Harris Corporation Stock Incentive Plan
          33-51171; and
          333-7985
Form S-3  No. 333-03111   Harris Corporation Debt Securities
Form S-3  No. 333-66241   Harris Corporation Debt Securities
Form S-8  No. 333-49006   Harris Corporation 2000 Stock Incentive Plan

                                            /s/ KPMG LLP

Orlando, Florida
May 31, 2002